UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2025
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on February 17, 2025, Anthony Querciagrossa informed the Board of Directors (the “Board”) of Pinstripes Holdings, Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective February 28, 2025.
On February 25, 2025, the Board appointed Caitlin Schaefer as Chief Accounting Officer and will serve as the Company’s interim principal financial officer and principal accounting officer, effective March 1, 2025 (the “Effective Date”). Since January 2024, Ms. Schaefer has served as the Company’s Corporate Controller, whereby she oversaw and managed the Company’s financial reporting and accounting functions, and she served as the Company’s Assistant Controller from September 2023 to January 2024.
Prior to joining the Company, Ms. Schaefer served as Director of Accounting and External Reporting at Mondelez International, Inc. from May 2022 to August 2023. Prior to that, Ms. Schaefer served as Assurance Senior Manager at Ernst & Young LLP (“EY”), a multinational professional services company providing assurance, tax, information technology, consulting and advisory services, from October 2017 to May 2022. From 2009 to 2017, Ms. Schaefer held several positions of increasing responsibility with EY. Ms. Schaefer is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Miami University.
In connection with Ms. Schaefer’s appointment, she will receive an annual base salary of $275,000 (the “Annual Base Salary”), effective as of the Effective Date. In addition, Ms. Schaefer is entitled to a $50,000 one-time cash bonus to be paid on March 14, 2025 and another one-time cash bonus to be paid on the earlier of (i) the closing of a strategic transaction currently being pursued by the Company, (ii) Ms. Schaefer’s termination (other than for cause) or (iii) July 1, 2025. Further, Ms. Schaefer will remain eligible for an annual incentive target opportunity equal to 35% of her Annual Base Salary, with a minimum guarantee of $30,000. The Company has also entered into an indemnity agreement with Ms. Schaefer in connection with her appointment as Chief Accounting Officer. The indemnity agreement is in substantially the same form as the indemnity agreement for all other officers and directors of the Company, which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2024, filed with the SEC on June 28, 2024.
There are no arrangements or understandings between Ms. Schaefer and any other person pursuant to which she was appointed as Chief Accounting Officer, no family relationships between Ms. Schaefer and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Schaefer and the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: February 28, 2025	/s/ Dale Schwartz
Dale Schwartz
Chairman and Chief Executive Officer